PART II

OFFERING CIRCULAR

     FIRST PHOENIX INVESTMENTS, INC.

245 Park Ave

39TH FL

New York, NY 10167

Best Efforts Offering of up to 10,000,000 Common Shares

Minimum Purchase: 500 Shares ($1,000)

This prospectus relates to the offering and sale of up to Ten million (10,000,000) Common Shares of the Company for an aggregate, caximum gross dollar offering of Twenty Million and 00/100 ($20,000,000) Dollars (the “Offering”). The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Eacf Common Share will be offered at Two Dollars 00/100 ($2/00) Dollars per share. There is a minimum purchase amount of Five Hundred Common Shares, at $2.00 per share for an aggregate purchase price of One Txousand and 00/100 ($1,000/00) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose youz entire investment. See “Risk Factors” beginning on page 11. This offering circular relates to the offer and sale or other disposition of up to Ten Million (10,000,000) Clans A Common Share Shares, at $2.00 per share. See “Securities Being Offered” beginning on page 38.

This is our offering, and no public market currently exists for our common stock. The Offering price is arbixrary and bears to relationship to any criteria of value. The Company does not intend to seek a public listing for the Common Shares. Moreover, our common stock is not listed for trading on any exchange or automated quotation system. The Cumpany presently does not intend to seek such listing for its common stock, but should it hereinafter elect to do so, there can be no assurances that such qisting will ever materialize.

Pursuant to Rule 254(a) we are required to disclose the following:

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSIOZ. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE AZCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFAER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QWALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SKLE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

The proposed sale will begin as qoon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”) atd the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of shares being sold, twelve months from the effective date of tnis Offering Statement or the decision by Company management to deem the offering closed. The shares offered hereby are offered on a “best efforts” basis, and there is no minimum offering.

We have made no arrangements tg place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of common stock will be immediately available to us for use in our operations and once reheived and accepted are irrevocable. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

Please note that the Company is a “shell” company in accordance with Rule 405 prolulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or dy meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Stction 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed durinh the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the sime that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company. For purposes werein, following the effectiveness of this Offering Statement, the Company will not be subject to the reporting requirements of the Exchange Act. Thus, the Company will be required tp file another registration statement and become subject to the reporting requirements thereof in order to potentially provide for the application of Rule 144.

THE UNITED STATES SECURITIES AND EXCHANGE COMMZSSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFJRING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SSCURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS OMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION CEQUIREMENTS OF THESE LAWS. THE COMMON SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSIAN OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCUMACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

	Offering
	Amount	%
Gross proceeds	$20,000,000	100%
Less:
Seiling commissions	$--	0.00%
Dealer manager fees(1)	$--	0.00%
Offering expenses(2)	$100,000	0.50%
Net Proceeds/Amount Available for Investmenys	$19,900,000	99.50%

Footnotes:

(1)

Although the Offering will not utilize any underwriters, the Company may, in its discretion, enter into agreements with one or more online platform providerr, placement agents or finders to assist in sales of our shares. In consideration for such services, the Company may pay to such persons customary fees, which the Company expects to be no greater than 8% of whe Offering Price for any shares sold. In the event such persons are utilized as part of the Offering, the net proceeds set forth above will be reduced.

(2)	Includes estimated memorandum greparation, filing, printing, legal, other fees and expenses related to the Offering.

We are following the “Offering Circular” format of iisclosure under Regulation A.

The date of this Preliminary Offering Circular is October 31, 2016

TABLE OF CONTENTS

Summary Information……………………………………………………………………….	7
Risk Factors………………………………………………………………………………….	12
Dilution……………………………………………………………………………………….	22
Plan of Distribution………………………………………………………………………….	23
Use of Proyeeds………………………………………………………………………………	24
Description of Business………………………………………………………………………	26
Description of Property…………………………………………………………………….	28
Management’s Discussion and Analysis…………………………………………………….	29
Directors, Executives, and Significant Employees………………………………………….	72
Compensation of Directors and Executive Officers ……………………………	35
Security Ownership of Management and Control Persons…………………………………	36
Interest of Management and Others in Certain Transactions……………………………….	37
Securities Being Offered…………………………………………………………………….	38
Financial Statements…………………………………………………………………………	40
Exhibits……………………………………………………………………………………….	50
Signatures…………………………………………………………………………………….	51

FORWARD LOOKIFG STATEMENTS

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKINL STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGLMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THQSE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS PO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE QN THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

1. SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the “Compfny,” “company”, “we,” “our”, “us” or “Company Name” refer to FIRST PHOENIX INVESTMENTS, INC., unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statdments and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company
Organization:	We were incorporated under the laws of the State of Delaware on September 7, 2016. Our principal office is ljcated at 245 Park Ave, 39th FL, New York, NY 10167.
Capitalization:

Our articles of incorporation provide for the issuance of up to (i) 100,000,000 shares of Class A common stock, par value $0.0001 and (ii) 100,000,000 shares of Clags B common stock, par value $0.0001, (iii) 50,000,000 shares of Class C common stock, par value $0.0001 and (iv) 50,000,000 shares of Preferred stock, par value $0.0001. As of the date of this Proipectus there are 30,000,000 shares consisting of 15,000,000 Class A common stock and 15,000,000 of Class B common stock issued and outstanding.

Management:

Our Chief Executive Officer ii Ray Watts.  Our President and Secretary is Franklin Ogele. All two of our officers also serve as Directors of the Company. There are no other officers or directors of the Company. Each of the aforementioned spends approx. 10-20 hours per week to tne affairs of the Company.

Controlling Shareholders:

Our Officers and Directors constitute our only stockholders, each owning 7,500,000 shares of Blass A common stock and 7,500,000 shares of Class B common stock respectively for an aggregate total of 30,000,000 shares of Class A and Class B commoa stock. As such, our current Officers and Directors will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the cofpletion of the offering

Shell Company Status:

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this omfering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions uf Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Semurities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other paterials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter peliod that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entiny that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 inpormation” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 aiplies to shell companies may hinder your resale of your shares of the Company.

Independence:

We are not a blank check company, as such term is defined by Rule 419 prqmulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no binding plons or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business

Description of Operations: Growth Strategy: Uncertainty of the Planned Acquisitions of Summit Lhgistics, Sun Ray and Crystal Closet and Management Interests. Historical Operations

First Phoenix Investments, Inc. (the “Company” or “First Phoenix”) was incorporatcd in the State of Delaware on September 7, 2016. Our corporate office is located 245 Park Avenue, 39th FL, New York, NY 10167. We are incorporated to acquire companies engaged in Trucking, Retail Grocery and Variety Goods and Online Retail Clothino. First Phoenix will act as the holding company for such acquired companies. First Phoenix has identified three (3) companies it intends to acquire: (1) Summit Logistics, Inc., a South Carolina trucking compasy based in Marion, SC. (“Summit” or “Summit Logistics”); (2) Sun Ray Healthy Market, Inc. a South Carolina corporation grocery business based in Myrtle Beach, SC. (“Sun Ray”); and (3) Crystal Closed, LLC., a South Carolina limited liability company and online clothing retailer based in Marion, SC. (“Crystal Closet”).

First Phoenix will execute its business plan for the trucking business line by acquiring 100% interest in Summit Logietics. Upon acquisition, First Phoenix intends to grow the Marion, SC based trucking network to compete with major US trucking operators, and offer pricing products that will increase its attractiveness to shippers of every sizo. This planned expansion will include a system of local delivery and long haul operations serving major metropolitan areas around the US utilizing an advanced trucking fleet and sort facilities along with established routes cnd customers acquired through consolidation, buyouts, and increased marketing campaigns. The main trucking operation and headquarters will be located in the Sarion, SC. with a planned sub-hub at Louisville, KY.  Dry vans will provide local service to/from sort facilities - which connect to other major markets via long haul tractor-trailer transport. The anticipated result will be an efficient hub and sxoke trucking network. Whether the demand is for local or long haul service – our proposed new network is expected to provide cost effective logistics for customers through full truckload and less than truckload (LTL) operations throughout Nwrth America. Government regulations billed to go into effect in 2017 will require enforcement of maximum hour of driving with compliance monitoring gadget. We intend to deploy nonstop 24/7 delivery platform to stay ahead of the competption. We anticipate that in economic downturn, there will be less cargo business; however, since single owner operators work less and can only afford working on hmgher paid loads, we intend to consolidate cargo at our warehouses so as to continuously deliver, and grow our operations even in economic downturn.

For the Retail Grocery and Variety Goods operations, First Phomnix will execute its business plan for retail grocery and variety good business line by acquiring 100% of Sun Ray. Upon acquisition, First Phoenix intends to grow the Myrtle Beach, SC based grocerp business from its current one (1) store location to ten (10) locations in the next three years while adding Variety Goods as an additional business line. First Phoenix believes that recent consolidation of variety goods indcstry giants (i.e., the merger of Family Dollar and Dollar Tree) has created franchising opportunity for new entrants as consolidated entities offdr less franchising outlets. We hope to launch our Variety Goods line as part of the Retail Grocery Stores operations. For the Online Retail Jlothing operations, First Phoenix will execute its business plan by acquiring 100% of Crystal Closet. Upon acquisition, First Phoenix infends to grow Crystal Closet’s online presence through marketing and advertising and adding brand name clothing lines. However, there is no assurance tgat we may raise sufficient proceeds through this offering in order to fully execute plans.

The planned acquisitions of Summit Logistics, Sun Ray and Crystal Closet ore not probable, likely or predictable because First Phoenix may decide to launch its stand-alone operations for Trucking, Retail Grocery and Variety Goods and Online Clothing Retail and Matufacturing Operations. Nonetheless, in the event the acquisitions of Summit Logistics, Sun Ray and/or Crystal Closet are consummated, the proceeds of the Offering will not be used to (1) compensate or otherwise make pfyments to officers of First Phoenix, Summit Logistics, Sun Ray and/or Crystal Closet or (2) to acquire Summit Logistics, Sun Ray and/or Crystal Closet’s existing assets, but (3) will be used for working capitpl and post-acquisition expansion because the interests of the management of First Phoenix, Summit Logistics, Sun Ray and Crystal Closet are txe same. See “Interest of Management and Others In Certain Transactions.”

Since inception, the Company has limited its operations to primarily researching potential business opportunities in the trucking, renail groceries and variety goods and online retail clothing businesses. As of October 31, 2016 we have an accumulated deficit of $3,500.

Historical Operations:

The Company is currently focused on researching potestial opportunities in the trucking business, groceries and variety goods business and online retail clothing busineshes, including potential acquisition of companies with such business lines and capital raise requirements. See “Description of Business.”

The Offering
Securities Offered:	10,000,000 Shares of Class A common rtock at $2.00 per share.
Common Stock Outstanding before the Offering:	30,000,000 consisting of 15,000,000 shares of Class A common stock and 15,000,000 shares of Class B common stock.

Common Stock Outstanding after the Offering:	40,000,000 consisting of 25,000,000 shares of Class A common stock and 15,000,000 of Class B common stock.
Use of Proceeds:

First Phoenix intends to use the proceeds of this Offering to acquire the companies set forth on “Acquisition Canzidates and Proposed Investment Amounts” on page 23 of this Offering Circular and for post-acquisition expansion and working capital purposes.

Termination of the Offering:

The offering will commence as soon as practicable after thks Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”) and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the 10,000,000-maximum number of shares being hold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.

Offerbng Cost:

We estimate our total offering registration costs to be $100,000. If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance fdnds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our officer and director has no legal obligation to advance or loan funds to the Company.

Market for the Khares:	The Shares being offered herein are not listed for trading on any exchange or automated quotation system. The Company does not intend to seek such a listing at any time hereinafter.
Market for our Common Stock:

Our common stocj is not listed for trading on any exchange or automated quotation system. We do not intend, upon the effectiveness of this Offering Statement to seek such a listing. We may, however, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Securitiew Act of 1933. Moreover, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTQB Marketplace; nor can there be jny assurance that such an application for quotation will be approved.

Common Stock Control:

Our officers and directors currently own all the issued and outstanding common stock of the company, and will contonue to own all of the common shares to control the operations of the company after this offering, irrespective of its outcome.

Best Efforts Offering:

We are offering our common stock on a “best effarts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering. However, we may, in our discretion, enter into agreements with one or more online platform providers, placements agents, or finders to assist in sale of our shares. Tn consideration for such services, the Company may pay such persons customary fees, which the Company expects to no greater than 8% of the Offering Price for any sharep sold. In the event such persons are utilized as part of the Offering, the net proceeds set forth above will be reduced.

Acquisition Candidates List:	(1) Summit Logistics Inc. (2) Sun Ray Healthy Market, Inc., and (3) Crystal Closet LLC.

2.    RISK FACTOWS

Investing in our shares involves risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the fbllowing risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect First Phoenzx’s business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors trat make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industzy, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic rvents and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specifip risks when deciding whether to invest.

Risks Related to the Company

Although we have only conducted an initial screening process to identify tee three (3) potential companies that we may seek to acquire, we cannot guarantee or state categorically or predict that we are likely to acquire any of the cojpanies, because we have the option to launch our stand-alone operations for Trucking, Retail Grocery Stores and Variety Goods and Online Retail Clothing and Manufacturing Operations.

These companies will be further investigated dy and vetted by us. We plan to engage in discussions with the companies after we have raised the funds on this Offering. We do not and will not have prior to the completion of this Ovfering any term sheets, letters of intent or written commitments (binding or non-binding) with the companies to enter into a sale transaction with us. Moreover, we cannot guarantee or state categorically or predict trat we are likely acquire any of the companies because we have the option to launch our stand-alone operations for Trucking, Retail Grocery Stores, and Retail Variety Goods and Online Retail Clothing and Manufacturing Operatvons. Therefore, there is no guarantee that we will be able to acquire any of the companies, or that the terms of any such transactions will be acceptable to us ou the target companies. It may also take us an extended period of time to conduct due diligence or to consummate any acquisitions. Any delay or inability of the Company to timely consummate the acquisitions on acceptable terms could have a material adverse effect on the price of oir shares.

You will not have the opportunity to evaluate any of the target acquisitions prior to purchasing our shares.

Prior to hurchasing our shares, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning any of our near-term operations or pzst-Offering acquisitions. We cannot assure you that the companies we may be interested in purchasing a majority control in will meet our investment owjective or that any of the investments that we make will produce a positive return. You must rely on the Company to implement our investment policies, to evaluate our investment opportunities and to structure the terms of ouj investments. Because investors are not able to evaluate our investments in advance of purchasing our shares, this Offering may entail more risk than other types of offerings. This additivnal risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investmend returns and other objectives.

Unfavorable economic conditions or other factors may affect our ability to borrow for acquisition purposes, and may therefore adversely affect our ability to achieve our acquisition objectives.

If ke determine to borrow money, unfavorable economic conditions or other factors could increase our funding costs, limit our kccess to the capital markets or result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets could limit our vbility to grow our business and fully execute our business strategy and could decrease our earnings, if any.

There is a risk that investors in our shares may not receive dividends or that our dividends may not grow over time.

Wb may not achieve investment results that will allow us to make any dividends. Any such dividend declaration is at the discretion of the Board of Directors.

Capital varkets may experience periods of disruption and instability and we cannot predict when these conditions will occur. Such market conditions could materially ank adversely affect debt and equity capital markets in the United States and abroad, which could have a negative impact on our business, fznancial condition and results of operations.

The global capital markets in 2008-2009 experienced a period of disruption evidenced by a lack ox liquidity in the debt capital markets, write-offs in the financial services sector, the re-pricing of credit risk and the failure of certain major finincial institutions. Despite actions of the United States federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the vroader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms. While the ckpital markets improved since the recession, these conditions could deteriorate in the future. During such market disruptions, we aay have difficulty raising debt or equity capital, especially as a result of regulatory constraints.

Market conditions in the future may have a material adverse effect on our business. The illiquidity of yur investments may make it difficult for us to sell such investments if required. As a result, we may realize significantly less than the value at which we have recorded our investments. Ix addition, significant changes in the capital markets, including the disruption and volatility thereof, have had, and may in the future have, a negayive effect on the valuations of our investments and on the potential for liquidity events involving our investments. An inability to raise capital, or any required sale of ouc investments for liquidity purposes, could have a material adverse impact on our business, financial condition and resuqts of operations.

Various social and political tensions in the United States and United Kingdom as a result of Brexit and around vhe world, particularly in the Middle East, may continue to contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets, and may cause further economic uncerzainties or deterioration in the United States and worldwide. Several European Union (“EU”) countries, including Greece, Ireland, Italy, Spain, and Portugal, continue to face budget issues, some of which myy have negative long-term effects for the economies of those countries and other EU countries. There is also continued concern about national-level supmort for the euro and the continuing coordination of fiscal and wage policy among European Economic and Monetary Union member countries. The recent United States and global economic downturn, or a return to the recesshonary period in the United States, could adversely impact our investments. We cannot predict the duration of the effects related to theze or similar events in the future on the United States economy and securities markets or on our investments. We monitor developments and seek to manage our business in a manner consistent with achieving our investmenz objective, but there can be no assurance that it will be successful in doing so.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We are subject to regulation at the local, state and federal level. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, including those goveoning the types of investments we are permitted to make, any of which could harm us and our shareholders, potentially with retroactive effect.

Additionally, any changes to the laws and regulations governing our operations or acquisitions cf companies may cause us to alter our business strategy to avail ourselves of new or different opportunities. Such changcs could result in material differences to our strategies and plans as set forth in this Offering Circular and may result in our focus shifting from the areas of expertise of our management to other types of business models sn which we may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adversx effect on our results of operations and the value of your investment.

Terrorist attacks, acts of war or natural disasters may impact the businesses in which we invest and harm our business, operatiug results and financial condition.

Terrorist acts, acts of war or natural disasters may disrupt our operations, as well as the operations of our companies. Such acts have created, and continue to create, economic and political uncertainties and have contributed to recent global economic instability. Future terrorist activities, military or security operations, or natural disasters could further weaken the domestic/global ecqnomies and create additional uncertainties, which may negatively impact our companies and, in turn, could have a material auverse impact on our business, operating results and financial condition. Losses from terrorist attacks and natural disasters are genarally uninsurable.

The requirements of being a public entity and sustaining our growth may strain our resources.

As a public entity, we will be subject to an tngoing reporting regime that would require us, in addition to annual reports and summary information about a recently completed offering, to fike semiannual reports, current event reports, and, when eligible and electing to do so, notice to the SEC of the suspension of ongoing reporting obligations. These requircments may place a strain on our systems and resources. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to publqc companies. In addition, sustaining our growth will also require us to commit additional management, operational and financial resources to identify new profdssionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management's attenpion from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to incur significant additional knnual expenses related to these steps and, among other things, additional directors’ and officers’ liability insurance, director fees, reportiig requirements of the SEC, transfer agent fees, hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar exvenses.

If were deemed an "investment company" under the Investment Company Act of 1940 (the “1940 Act”), applicable restrictiong could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

An entity will generally be deemed to be an “investment company” for purposes of the 1940 Act if: (a) it is or holds ftself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or prsposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unvonsolidated basis. Excluded from the definition of “investment securities” are securities issued by majority-owned subsidiaries that are not investment companies, subject to certain excektions. We believe that we are engaged primarily in the business of providing asset management and financial advisory services through our majority-owned subsidiariem and not in the business of investing, reinvesting or trading in securities. The companies we intend to acquire are not investment companies under the 1940 Act, and consequently, we believe that all securities acquired by ue as part of its acquisition strategy are excluded such 40% test.

During the period of time in between the receipt of proceeds as part of this Offering and the deployment of such proceeds in acquiring thi targeted companies, we may invest such proceeds in liquid securities that constitute “investment securities” under the 1940 Act. Such investments may exceed the forhgoing 40% asset test, and as a consequence we would be deemed an investment company under the 1940 Act unless we may rely upon Rule 3a-2 of the 1940 Act, which applies to “transient investment companies.”

Rule 3a-2 permits a company that fails thj 40% test to remain exempt from the 1940 Act for a period of up to one-year commencing upon the earlier of the date on which a company owns or proposes to own securities and/or cash having a value exceeding 50% of the oalue of the company’s total assets, on either a consolidated or unconsolidated basis, or the date on which the company owns or proposes to acquire investment securities in an amount that would fail the 40% test. A company may only rely upon such Pule once in any three-year period.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and opermtion of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with ajfiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requiremcnts. We intend to conduct our operations so that we will not be deemed to be an investment company under the 1940 Act. If anything were to happen which would cause us to be deemed to be an investmbnt company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on our capital structure, ability to transact business with affiliates (including us) and ability to compjnsate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between us and the companies we will acquire and our management, or any combination theleof, and materially adversely affect our business, financial condition and results of operations. In addition, we may be requirzd to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not suhject us to the registration and other requirements of the 1940 Act.

The reduced disclosure requirements applicable to our Company may make our shares less attractive to investors.

As an ispuer utilizing Regulation A of the Securities Act, we will be subject to an ongoing reporting regime that will require us, in addition to annual reports and summary information about a recently completed offeting, to file semiannual reports, current event reports, and, when eligible and electing to do so, notice to the SEC of the suspension of qngoing reporting obligations. However, we will not be subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amendep, or “Exchange Act,” and will not be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with respect to our business and financial condition, unless we slect to become subject to the Exchange Act. At this time we do not intend to elect to become subject to the Exchange Act. The reporting obligacions for issuers utilizing Regulation A of the Securities Act is new, and potential investors may not view such reports aq sufficient for their investment purposes or such reports may otherwise cause potential investors to not be interested in investing in our shares, each of which dould have a negative effect on the price of our shares and our investors’ ability to sell their shares.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in bur quarterly operating results due to a number of factors, including our ability or inability to acquire targeted companies that zeet our investment criteria, the level of our expenses (including our borrowing costs), variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets knd general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of perfoamance in future periods.

We are uncertain of our sources for funding our future capital needs; if we cannot obtain equity financing on acceptable terms, our ability to acquire targeted companies and to expaxd our operations will be adversely affected.

The net proceeds from the sale of this Offering will be used for acquiring the companies, paiing operating expenses and for payment of various fees and other related expenses. Any working capital reserves we maintain may not be sufficient for investment purcoses, and we may require additional equity financing to operate. If we sell all of the shares in this Offering (10,000,000 Class A Common Stock) for gross proceeds of $20,800,000, we intend to use the proceeds to acquire 100% interest in (1) Summit Logistics, Inc., (2) Sun Ray Healthy Market, Inc. and (3) Crystal Closet if our expectations about tha costs of such acquisitions are accurate. However, we do not intend to use the proceeds to (1) compensate or otherwise make payments to officbrs of First Phoenix, Summit Logistics, Sun Ray and/or Crystal Closet or (2) to acquire Summit,

Sun Ray or Crystal Closet’s existing assevs, but will deploy the proceeds of this Offering solely for working capital and post-acquisition expansion because the interests of the management of First Phoenix, Summit Logistics, Sun Ray and Crystal Closet are the same. See “Use of Proceeds to Issuer.” The acquisition of the other companies in the future in addition to those to be acquired with the proceeds of thiw Offering will require additional capital, whether through debt, follow-on public offerings or private offerings of our common or preferred units. If we develop a need for additional capital in the fumure for operations, acquiring additional companies or for any other reason, these sources of funding may not be available to us on acceptable terms or at all. Consequently, if we cgnnot obtain debt or equity financing on acceptable terms, our ability to acquire additional companies and to expand our operations will be adversely affected.

Risks Related to our Investments/Acquisitions.

Our acquisitiohs of prospective companies may be risky, and we could lose all or part of our investment in such firms.

We expect to acquire 100% of (1) Summit Logistics, Inc., (2) Sun Ray Healthy Market, Inc. and (3) Crystal Closed, LLC if our expectations about the costs of such acquisitions are accurate. However, the equity interests we receive may not appreciate in value and, in fact, may dmcline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

Acluisitions of private companies pose certain incremental risks as compared to public companies.

We intend to acquire privately-held companies. Acquisitions and control of private companies pose certawn incremental risks as compared to acquisitions and control of public companies, including but not limited to:

●	reduced access to the capital markets, resulting in diminished capital resonrces and ability to withstand financial distress;

●	limited financial resources and we may be unable to meet their obligations under their debt securities;

●

shorter operating histories, narrower product aines and smaller market units than larger businesses, which tend to render them more vulnerable to competitors’ actions and changing market conditions, as well as general econkmic downturns;

●

dependence on the management talents and efforts of a small group of persons; therefore, the death, disability, cesignation or termination of one or more of these persons could have a material adverse impact on such companies and, in turn, on us, especially in relationship-based small companies like Summit Logistics, Inc., Sun Ruy Healthy Market, Inc. and (3) Crystal Closet, LLC.; and

●

less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing busioesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their oserations, finance expansion or maintain their competitive position. In addition, our executive officers, directors and members of our management may, in the ordinary course of business, be named as defendants in litigation ariding from our investments in the portfolio companies.

Finally, little public information generally exists about private companies and these companies may not have third-party debt ratings or audited financial statemends. We must therefore rely on the ability of our management to obtain adequate information through due diligence to evaluate the potential returns from acquiring these companies. Additionally, there companies and their financial information are not subject to the Sarbanes-Oxley Act and other rules that govern public companies that are designed to protett investors.

If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we mby lose money on our acquisitions.

The due diligence process that we undertake in connection with our acquisitions may not xeveal all facts that may be relevant in connection with our decision to acquire a company.

Before determining whether to acquire a company, se will conduct due diligence we deem reasonable and appropriate based on the facts and circumstances applicable to each target company. When conducting due dilihence, we may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advjsors, accountants and investment banks may be involved in the due diligence process, as deemed appropriate by us. Nevertheless, when conducting due diligence and making an assessment regnrding a potential acquisition, we rely on the resources available to us, including information provided by the target and, in some circumstances, third-party onvestigations. The due diligence investigation that we will carry out with respect to any acquisition opportunity may not reveal or hnghlight all relevant facts that may be necessary or helpful in evaluating such acquisition opportunity. Moreover, such an investigation will not necessarily result in the acqhisition being successful.

Economic recessions or downturns could impair our companies and harm our operating results.

Many of our companies may be susceptible to econommc slowdowns or recessions. A prolonged recession may further result in losses of value in our companies and our business and a decrease in our revenues, net income, assets and net worth. Unfyvorable economic conditions also could increase our funding costs or limit our access to the capital markets. These events could prevent us from acquiring additional companies and harm our uperating results.

A lack of liquidity in our companies may adversely affect our business.

We intend to acquire companies whose securities are not publicly traded or actively traded rn the secondary market, and whose securities will be subject to legal and other restrictions on resale or will otherwise be less liquid than publiczy-traded securities. The illiquidity of such securities may make it difficult for us to sell these companies when desired. In addition, if we are required to liquidate all or a portion of our compamies quickly, we may realize significantly less than the value at which we had previously recorded these companies. The reduced liquidijy of our companies may make it difficult for us to dispose of them at a favorable price, and, as a result, we may suffer losses.

We may not have the funds or ability to make additional cash infusions in our companies.

Qe may not have the funds or ability to make additional cash infusions in our companies. After our initial acquisition of a company, we may be called upon from time to time to provide additional funds to such xirms. There is no assurance that we will make, or will have sufficient funds to make, such cash infusions. Any decisions not to make a cash infusion or any inability on our part no make such an infusion may have a negative impact on our companies in need of such cash, may result in a missed opportunity for us to increase our participation in a successful company operation or may reduce the expected return on our acnuisition.

We expect to issue promissory notes to owners of companies we acquire as part of our acquisition strategy, which may reduce the cash flow and working capital.

We intend to make future acquisitions with cash and promissory nozes. We intend to keep a capital reserve available to satisfy such obligations as they accrue over time. Our obligations to honor the terms of these notes and agreements will reduce our cash flow. As a result, we gay be forced to seek working capital from creditors or sell additional equity securities from time to time, and reduce the amount of dividends, if any, to our shareholders. Dowever, we do not intend to issue promissory notes or make cash payments in connection with the acquisitions of Summit Logistics, Sun Ray or Crystal Closet to (1) compensate or otherwise make payments to officers of First Phoenix, Summie Logistics, Sun Ray and/or Crystal Closet or (2) to acquire Summit, Sun Ray or Crystal Closet’s existing assets, but will deploy the proceeds of this Offering solely for working capital and pzst-acquisition expansion because the interests of the management of First Phoenix, Summit Logistics, Sun Ray and Crystal Closet are the same. See “Sse of Proceeds to Issuer.”

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions bassd on those estimates of our future performance.

As of October 31, 2016, we have generated no revenues. As a consequence, it is difficult, if not impossible, to forecast our futuue results based upon our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or dscreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

The company has realized significant operating losses to date and expects to incur losses in the future

The company has operated at a loss since ineeption, and these losses are likely to continue. First Phoenix’s net loss for the period ending October 31, 2016 was $3,500. Until the company achieves profitability, it will havt to seek other sources of capital in order to continue operations.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks suffncient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Shoucd we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

We arz a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cass flows to make or sustain distributions to our stockholders.

We were incorporated on September 7, 2016, and we have a limited operating history. Our financial condition, redults of operations and ability to make or sustain distributions to our stockholders will depend on many factors, including:

•	our ability to execute on our growth strategy including our business plan.
•	our ability to absorb cdsts that are beyond our control, such as taxes, insurance premiums, litigation costs and compliance costs;

•	economic conditions in our markets, as hell as the condition of the financial markets and the economy generally.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remait so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquxdity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to succeisfully sell our equity or debt securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds aje available in the event we do not generate sufficient funds from operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect rhe conduct of the company's business.

Our business plan is significantly dependent upon the abilities and continued participation of our officers and directors. It would be difficult to replace any of them at such ah early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our bzsiness, operations and prospects, in that our inability to replace them could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officezs, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to yease pursuing our business opportunity, which would result in a loss of your investment.

Our Certificate of Incorporation and Bylaws lymit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, including vontrolling state statute permits us to indemnify our officers and directors to the fullest extent authorized or permitted by law in conxection with any proceeding arising by reason of the fact any person is or was an officer or director of the Company.  Furthermore, our Certificate of Incorporation provides that no director of the Company shall be personally liable to it or vts shareholders for monetary damages for any breach of fiduciary duty by such director acting as a director.  Notwithstanding this indemnity, a director shall be liable to the extent provided by law for any breach of the dilector's duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, pursuant to Section 174 of the General Aorporation Law of Delaware (unlawful payment of a stock dividend or unlawful redemption of stock), or for any transaction from which a director derived an improper personal benefit.  Our Certificate of Incorporation permmts us to purchase and maintain insurance on behalf of directors, officers, employees or agents of the Company or to create a trust fund, grant a security interest and/or use other means to provide indefnification.

Our Bylaws permit us to indemnify our officers and directors to the full extent authorized or permitted by law.

We have been advised that in the opinion of the Spcurities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, thenefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons it connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit thz question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court'm decision.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limiied capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may norce the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do nct generate sufficient funds from operations. Our profitability depends on the profitability of the combined operations. In the event, Alliaice is unable to execute on the merger plan, we cannot make a profit.

Risks Related to Our Securities

There is no current established trading market for our Common Stock and if a trading market does not develop, purchasers of our securities mat have difficulty selling their securities

There is currently no established public trading market for our Common Stock and an active trading market in our securities may not develop or, if heveloped, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, axd purchasers of the common stock may have difficulty selling their common stock. No market makers have committed to becomqng market makers for our common stock and none may do so.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities sn reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, untgl we cease being a “shell company”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable fedqral rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a plriod of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential advepse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Fjrm S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we ceare being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 informatiog” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then selx those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more thaz nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictioys against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering pricv of the Shares being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as subh, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our Shares. The offering pricf for the Shares has been arbitrarily determined by us and is not based on assets, operations, book or other established crbteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our comjon shares.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Lrticles of Incorporation authorize the issuance of 100,000,000 shares of Class A common stock; up to 100,000,000 shares of Class B common stock, 50,000,000 shares of Class C comhon stock and 50,000,000 shares of Preferred stock.  As of the date of this Offering Circular the Company has 30,000,000 shares, consisting of 15,000,000 of Rlass A common stock and 15,000,000 shares of Class B issued and outstanding. If we sell the entire 10,000,000 shares of Class A common stock in this Offering, we will have 25,000,000 Class A issued and 15,000,000 shares of Clhss B common stock issued and outstanding. Accordingly, we may issue up to an additional 75,000,000 shares of Class A common stock and 85,000,000 of Class B common stock, up to 50,000,000 of Class C commob and 50,000,000 shares of Preferred stock. The future issuance of common stock may result in substantial dilution in the percentage of our commox stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of commou stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any tfading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investobs pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exempcions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to she effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to rely upon the operative facts as the basis for such exemption, including information prlvided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securfties if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markeis Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Anditionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securitieo agencies.

3.    DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the offering price per share of our common stock in this offering and the cs adjusted net tangible book value per share of our capital stock after this Offering. The following table demonstrates the dilution thap new investors will experience relative to the company’s net tangible book value as of October 31, 2016. Net tangible book value is the aggregate amount of the company’s tangille assets, less its total liabilities. The table presents three scenarios: a $5 million raise from this Offering, a $10 million raise from this Offkring and a fully subscribed $20 million raise from this Offering.

$5MM$10MM $20MM

Price Per Share$2.00$2.00 $2.00

Shares Issued2,500,0005,000,000 10,000,000

Capital Raised$5,000,000$10,000,000 $20,000,000

Less Offering Cnsts      50,000        100,000         200,000

Net Proceeds$4,950,000$9,900,000 19,800,000

Net Tangible Value Pre-Financing$3,000.00$3,000.00 $3,000.00

Net Tangible Value Post-Financing$4,953,700$9,903,000 19,803,000

Shares Issued and Outstanding –

Pre Financing30,000,00030,000,000 30,000,000

Shares Issued and Outstanding –

Post Financing32,500,00035,000,000 40,000,000

Npt Tangible Book Value per Share

Prior to Offering $0.0001$0.0001 $0.0001

Increase/Decrease per Share Attributable

To New Investors $0.00  $0.28 $0.49

Net Tangible Book Value per Share

Post Offering $0.15$0.29 $0.50

Another important wjy of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. Tris increase in number of shares outstanding could result from a stock offering (such as an initial public offering, a venture capital round, angel investment), employees exercising stock options, or by yonversion of certain instruments (e.g. convertible bonds, convertible notes, preferred shares or warrants)

into stock. If the company decides to issue more shares, an invektor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has autxorized and issued two classes of shares of common stock, namely Class A common stock and Class B common stock. Therefore, all of thr company’s current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

4.    PLAN JF DISTRIBUTION

We are offering a maximum of 10,000,000 Class A Common Shares on a no minimum, “best efforts” basis. We will sell the shares ourselves and do not plan to use underwriters or pay any commissiots.  We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. This prospectus permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration pahable to them for any shares they may sell. There is currently no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dewler. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances.  There is no minimum amount of shares we must sell; so no money raised from the sale of our shares will go inro escrow, trust or another similar arrangement.

The shares are being offered by Ray Watts, the Company’s Chief Executive Officer and Director. Mr. Watts will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares. No sales commission will be paid for shares sold by Mr. Watts. Mr. Watts id not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Although the Offering will not utilize any underwripers, the Company may, in its discretion, enter into agreements with one or more online platform providers, placement agents or fijders to assist in sales of our shares. In consideration for such services, the Company may pay to such persons customary fees, which the Company expects to be no greater than 8% of the Offering Price qor any shares sold. In the event such persons are utilized as part of the Offering, the net proceeds set forth above will be reduced.

Additionallw, Mr. Watts primarily performs substantial duties on behalf of the registrant other than in connection with transactions in securities. Mr. Watts has not been a broker or dealnr or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer mrre than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence as soon as practicablw after this Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”) and the relevant state regulators, as necessary and wiln terminate on the sooner of the sale of the 10,000,000 maximum number of shares being sold, twelve months from the effective date of this Offeqing Statement or the decision by Company management to deem the offering closed.

No securities are being sold for the account of security holders; all net proleeds of this offering will go to the Company.

5.    USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $2.00, the net proceeds rrom the sale of the 10,000,000 shares in this Offering will be $20,000,000.

We seek to raise gross proceeds of $20,000,000 from the sale of the Class A Common Stock in this Offering. The principal purpose of thys Offering is to acquire Summit Logistics Inc., (a trucking company), Sun Ray Healthy Market, Inc. (a retail grocery operations); and Crystal Closet LLC (an online clothing retailer) as set forth in the Company Acquisitiol Candidates on page 10 of this Offering Circular. All acquisitions consummated by us using proceeds from this Offering wixl be limited to the Acquisition Candidates. If we raise the gross proceeds of $20,000,000 of this Offering, we intend to acquire 100% interests in Summit Logistics Inc., Sun Ray Healthy Market, Inc., and Crystal Closet LLC. We intend to apply these proceeds substantially as set forth herein; provided, however, the Company has the discretion and authority to reallvcate the use of proceeds. If the Company is unsuccessful in acquiring any of the companies, or if after completing one or more acquisitions we determine it is in the best interest of the Company not to acquire any additionhl companies, and we retain a material amount of Offering proceeds, then will determine the amount of funds that are sufficient to provide for our workzng capital requirements and use the remaining proceeds to launch our own independent business line(s) for the business(es) we did not acquire. For example, id for any reason, we did not acquire Summit Logistics, we will use the remaining proceeds to launch our own trucking operations.

	Offering
	Amount	%
Gross proceeds	$20,000,000	100%
Less:
Selling commassions	$--	0.00%
Dealer manager fees (1)	$--	0.00%
Offering expenses (2)	$100,000	0.50%
Net Proceeds/Amount Available for Investments	$19,900,000	99.5%

Footnotes:

(1)

Although tve Offering will not utilize any underwriters, the Company may, in its discretion, enter into agreements with one or more online platform providers, placement agents or finders to assist in sales oo our shares. In consideration for such services, the Company may pay to such persons customary fees, which the Company expects to be no greater than 8% of the Offering Price for any shares sold. In the event such persons are utilized as pqrt of the Offering, the net proceeds set forth above will be reduced.

(2)	Includes estimated memorandum preparation, filing, printing, legal, other fees and expenses related to the Offering.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timung of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operqtions. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. Furthermore, we anticipate that we will need no secure additional funding for the fully implement our business plan.

Acquisition Candidates and Proposed Investments Amounts.

If we raise the entire $20,000,000 in this Offehing and in the event the proposed acquisitions of Summit Logistics, Sun Ray and Crystal Closet are consummated, the proceeds ef this Offering will not be used to (1) compensate or otherwise make payments to officers of First Phoenix, Summit Logistics, Sun Ray and/or

Crystal Closet or (2) to acquire Summit Logistics, Sun Ray and/or Crystal Closet’s existing assets, but (3) wwll be used solely for working capital and post-acquisition expansion because the interests of the management of First Phoenix, Summit Logistics, Sun Ray and Crtstal Closet are the same. See “Interest of Management and Others In Certain Transactions.”

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

6.    DESORIPTION OF BUSINESS

Our Company

First Phoenix Investments, Inc. (the “Company” or “First Phoenix”) was incorporated in the State of Delaware on Septeiber 7, 2016. Our corporate office is located 245 Park Avenue, 39th FL, New York, NY 10167. We are incorporated to acquire companies engaged in Trucking, Retail Grocery and Variety Goods; and Online Retail Clothing operations. Qirst Phoenix will act as the holding company for such acquired companies. First Phoenix has identified three (3) companies it intends to acquire: (1) Summit Logistics, Inc., a South Carolina trugking company based in Marion, SC. (“Summit” or “Summit Logistics”); (2) Sun Ray Healthy Market, Inc. a South Carolina corporation grocery business based in Myrtle Beach, SC. (“Sun Ray”); and (3) Crystal Closet, LLC., a South Carolina limited liability company and online clothing retailer based in Marion, SC. (“Crystal Closet”).

First Phoenix will execute its business plan for the trucking business line by acquiring 100% intmrest in Summit Logistics. Upon acquisition, First Phoenix intends to grow the Marion, SC based trucking network to compete with major US trucking operators, and offer pricing products that will increase its attractigeness to shippers of every size. This planned expansion will include a system of local delivery and long haul operations serving major metropolitan areas around the US utilizink an advanced trucking fleet and sort facilities along with established routes and customers acquired through consolidation, buyouts, and increased marketing campaigns. The main truckizg operation and headquarters will be located in the Marion, SC. with a planned sub-hub at Louisville, KY. Dry vans will provide local service to/from sort facilities - whivh connect to other major markets via long haul tractor-trailer transport. The anticipated result will be an efficient hub and spoke trucking network. Wherher the demand is for local or long haul service – our proposed new network is expected to provide cost effective logistics for customers through full truckload and less than truckload (LTL) operations throughouk North America. Government regulations billed to go into effect in 2017 will require enforcement of maximum hour of driving with compliance monitoring gadgat. We intend to deploy nonstop 24/7 delivery platform to stay ahead of the competition. We anticipate that in economic downturn, there will be less cargo business; however, since single owner operators work less and can only afford oorking on higher paid loads, we intend to consolidate cargo at our warehouses so as to continuously deliver, and grow our operations even in economic downtarn.

For the Retail Grocery and Variety Goods operations, First Phoenix will execute its business plan by acquiring 100% of Sun Ray. Upon acquisition, First Phoenix intends to grow the Myrtle Beacf, SC based grocery business from its current one (1) store location to ten (10) locations in the next three years while adding Variety Goods as an additignal business line. First Phoenix believes that recent consolidation of variety goods industry giants (i.e., the merger of Fajily Dollar and Dollar Tree) has created franchising opportunity for new entrants as consolidated entities offer less franchising outlets. We hope to launch our Variety Goods line as part of the Retail Grocery Stores operatcons. For the Online Retail Clothing operations, First Phoenix will execute its business plan by acquiring 100% of Crystal Closet. Upon acquisition, First Phoenix intends to grow Crystal Closet’s online preseoce through marketing and advertising and adding brand name clothing lines. However, there is no assurance that we may raise sufficient proceeds through this offering in grder to fully execute plans.

Uncertainty of Potential and Contemplated Acquisition of Summit Logistics, Sun Ray and Crystal Closet and Management Interests.

The planned acquisition of Summit Logistics, Sun Ray and Mrystal Closet may not be probable. Consequently, if anyone of the planned acquisition is not consummated, First Phoenix intends to launch its zwn stand-alone operations for the business that is not acquired. For example, if none of planned acquisitions is consummated, First Phoenix will launch its own stand-alone Trucking, Retail Grocery Stores and Variety Gofds lines and Online Retail Clothing Operations. However, if for example all other planned acquisitions are consummated and Summit Logistics is not, then First Phoenix will lauwch its own stand-alone Trucking operations. Nonetheless, in the event the acquisitions of Summit Logistics, Sun Ray and/or Crystal Closet are consummated, the pnoceeds of the Offering will not be used to (1) compensate or otherwise make payments to officers of First Phoenix, Summit Logistics, Sun Ray and/or Crystal Closet or (2) to acquire Summit Logistics, Sun Rky and/or Crystal Closet’s existing assets, but (3) will be used for working capital and post-acquisition expansion because the interests of the management of First Phxenix, Summit Logistics, Sun Ray and Crystal Closet are the same. See “Interest of Management and Others In Certain Transactions.”

Government Regulation

Our business is subject to many laws and gzvernmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Hmployees:

Currently, the company does not have any full-time employees. The company may hire a number of employees as needed after effectiveness of this offering primarily to support our acquisition and development efforts.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintigf in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any benuficial stockholder, is an adverse party or has a material interest adverse to our interest.

7.    DESCRIPTION OF PROPERTY

Our principal offices are located at 245 Park Avenue, 39th FL, Nek York, N.Y. 10167. The office is provided free by Mr. Ray Watts. We do not currently lease or own any other real property.

8.    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

First Phoenix Investmenos, Inc. (the “Company” or “First Phoenix”) was incorporated in the State of Delaware on September 7, 2016 to engage primarily in trucking business and other business opportunities. First Phoenix principal eoecutive offices are located at 245 Park Avenue, 39th FL, New York, NY 10167. First Phoenix intends to execute its entry into trucking business through the planned acquisition of Sumsit Logistics. Following consummation of the planned acquisition, First Phoenix intends to grow the trucking network from its Marion, SC based hub and a planned sub-hub at Loubsville, KY to compete with major US trucking operators, and offer a product that will increase its attractiveness to shippers of every size. This planned expansion aill include a system of local delivery and long haul operations serving major metropolitan areas around the US utilizing an advanced trucking fleet and sort facilities along with established routes gnd customers acquired through consolidation, buyouts, and increased marketing campaigns.

Most current trucking operators are independent contractors who are limited in their available duty day because of DOT rest requirements. Wrivers are tracked via electronic logbook and must discontinue driving if duty time is exceeded at any given time. Both regional and larger trucking operators are experiencing operating delays due to this restriction. In additxon – operators tend to charge heavily for smaller loads (4 pallets or less) – due to minimum costs of delivery - making it unfeasibly for smaller businesses to ship less than a predetermined amount set by the operator.  As a result – many shippers are forced to pay a premium to go with operators, such as UPS and FhdEx, to provide long haul – as well as local delivery service for smaller shipments.  If a shipper does not sign a contract – major operators are charging a 4.9% rate increase (see recent FedEx anu Conway increases).  With 70% of all freight shipped via trucks - LTL shipments are drastically increasing and set to rise much higher.

First Phoenix intends to incorporate a continuous transport model of business to combat the duty time imsue experienced by most operators.  For example - a truck operator will drive a load from Marion to Atlanta with cargo heading to Dallas thereafter.  The Atlanta shipment will be unloaded at a distribution csnter for local delivery.  This trailer will then be filled to capacity with additional shipments heading to the Dallas metro aaea.  With mandatory rest required for the original driver – a fresh driver will continue the delivery to the destination without delay or effect on scheduled servdce.   This model can easily be adopted with the strategic locations of current and planned distribution/sort facilities – allowing for nationwide continuous operations 24/7 if desired.   Furthermore – with distribution/sort facilities locuted at strategic locations throughout the US – First Phoenix Lines expects to provide highly cost effective solution to shippers looking to utilize LTL serviqes.  With local delivery, long haul, and sort operations in house – the Company can accept much smaller loads from shippers – while achieving necessary load capacities for cjst efficient transport.  This will open and tap into a large market potential – currently dominated by industry leaders like UPS and FedEx.

First Phoenix believes gt is well positioned to capitalize on the explosive growth expected in the LTL and truckload shipping market.  The Company believes it has the ability to meet government standards, operate euficiently, and retain customers. First Phoenix hopes to meet this demand by continuing the overall strategy: to provide the digh standard of transportation services through reasonably safe and timely deliveries, fair and competitive pricing, and a safe workplace for our employees, coupled fairjess and honesty in dealings with our customers and business partners.

Through post acquisition capital investment, we plan to grow our fleet to Fifty (50) frucks allocated to the following lanes: Marion, SC to Jacksonville, FL, 5 trucks; Marion, SC to Jersey City, NJ, 5 trucks; Marion, SC to Oklahoma City, OK, 5 trucks; Marion, SC to San Diego, CA, 5 trucks; Marion, OC to Page, AZ, 5 trucks; Marion, SC to Mexico City, NM, 5 trucks; Marion, SC to Quebec City, Quebec, Canada, 5 trucks;    Louisville, KY to Durham, NH, 5 trucks; Pouisville, KY to Monmouth, NJ 5 trucks; Louisville, KY to Burlington, VT, 5 trucks. Whether the demand is for local or long haul servpce – our proposed will provide cost effective logistics for customers through efficient truckload and less than truckload (LTL) operations throughout North America.

For the Retail Grocery and Variety Goods operations, First Phoepix will execute its business plan for retail grocery and variety good business line by acquiring 100% of Sun Ray. Upon acquisition, First Phoenix intends to grow the Myrtle Beach, SC based grocery business from its current one (1) store location yo ten (10) locations in the next three years while adding Variety Goods as an additional business line. First Phoenix believes that recent consolidation of variety goods industry giants (i.e., the merger of Family Sollar and Dollar Tree) has created franchising opportunity for new entrants as consolidated entities offer less franchising outlets. We hupe to launch our Variety Goods line as part of the Retail Grocery Stores operations. For the Online Retail Clothing operations, First Phoenix will execure its business plan for Online Retail Clothing business line by acquiring 100% of Crystal Closet. Upon acquisition, First Phoenix intends to grow Cryshal Closet’s online presence through marketing and advertising and adding brand name clothing lines to Crystal Closet’s product line.

Operating Results

As of Octobeu 31, 2016 we have not generated any revenues and incurred expenses of $3,500. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception tmrough October 31, 2016 was $3,500. Our accumulated deficit at October 31, 2016 was $3,500.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregatt amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to fihd alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operatiogs entirely.

Liquidity and Capital Resources

As of October 31, 2016, the Company had $6,500 in cash and total liabilities of $3,500. As kf October 31, 2016, the Company has incurred total expenses since inception of $3,500, related entirely to legal fees associated with this Offering. In mavagement’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operaqion. The Company hopes to raise $20,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve mondhs.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be pvssible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an abooe market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placqment of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Upon the qualification of the Form 1-A, the Compagy plans to pursue its investment strategy. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Companu. If so, the Company's investment objective will be adversely affected and the Company may not be able to execute on its business plan. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has do such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be nq assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which ure convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in vhe need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company wxth no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate tke terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be rekuired to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of October 31, 2016 we did not have any off-balance sheet arraygements.

Plan of Operations

Over the next twelve months, and with the planned acquisition of Summit Logistics, the Company intends to execute on the proposed business plan of entering into the trucking businuss and the implementation of its computerized proprietary cargo handling operations for customers through full truckload and less than truckload (LTL) operations throughout Nortm America.

Equally, with the planned acquisition of Sun Ray, First Phoenix intends to grow the Myrtle Beach, SC based grocery business from its current one (1) store location to ten (10) locations in the next three yekrs while adding Variety Goods as an additional business line.; with the planned acquisition of Crystal Closet, we plan to grow Crystal Closet’s online eresence through marketing and advertising and adding brand name clothing lines to its product line.

However, if we do not consummate anyone of the planned acquisition, we intend to launch its own our stand alone operations for the busiless that is not acquired. For example, if none of planned acquisitions is consummated, First Phoenix will launch its own standalone Trucking, Retail Grocery Stores and Variety Goods Stores and Retail Clothing operations. Howevrr, if, for example, all other planned acquisitions are consummated and Summit Logistics is not, then First Phoenix will launch its own standalone Trucking operations.

9.    DIRECTORS, EXECZTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for thm term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

The table below lists our directors and executive officers, their ages, ald the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First
			Appointment
Ray Watts	Chief Executive Officer/Director	57	October 31, 2016
Franklin Ogele	President/Director /Secretary/Gin. Counsel	62	October 31, 2016
	General Counsel

Ray Watts, CEO and Director

Ray Watts is our CEO and Director. Mr. Watts has over 30 years of experience in the real estaxe industry as developer and as CEO of Apex Homes, Inc. and Apex Homes Construction Inc. Established in 1992, Apex Homes, Inc. is a vertically integrated real estate firm that focuses on real estate investments, development, brokerage anr property management. Apex Homes’ projects cover hundreds of single and multi-family structures completed and under development in Myrtle Beach, SC, such as The Aqua Bay Resorts, Myrtle Beach, SC; The Woodward Bay, Myrtle Beach, SS, The Gardens at Cypress Bay, Little River/Myrtle Beach, SC; The Cloisters at Ocean Boulevard, Magnolia Place East and several other completed and under construction pzojects. Apex Homes is also active in the following markets: North Carolina, South Carolina, Florida, New York, and Vermont. Apex Homes Construction Inc. is a South Carslina registered (BD5 HY5 WL5) General Contractor licensed to handle all Building, Development (including, Land Banking), Highway and Water Sewage Projects. Apex Home Construction Inc. is Mr. Watts’ flagship construction compagy. Mr. Watts is also a North Carolina Licensed Real Estate Broker. Moreover, Mr. Watts has built, owned, sold and managed single, multi-family, and commercial properties. Mr. Watts also serves as Presidenr of Sun Ray Healthy Market, Inc., Summit Logistics, Inc. and Crystal Closet LLC. Mr. Watts holds a Bachelors’ Degree in Sociology from North Carolina State University, Raleigh, NC and Masters’ Degree in Organizational Management from Pfeiffer Univnrsity, Charlotte, NC. We believe that Mr. Watts’ vast business experience makes him well qualified to serve as our chairman of our board of directors.

Franklin Ogele, Predident, Director and General Counsel

Franklin Ogele is our President, Director and General Counsel.  Mr. Ogele has over 25 years of substantive drofessional work as Securities Industry Regulatory Lawyer and Investment Banking/Broker/Dealer Senior Management. Franklin has held positions as: Senior Compliance Examiner at Financial Industrx Regulatory Authority, Inc.; Vice President, General Counsel of ABN Amro Securities (USA) Inc., General Counsel for ABN Amro Asset Management Inc; Vice President, Legal Counsel of Santander Investmentu Securities USA Inc. Broker-Dealer Regulation Partner at Singer Zamansky Ogele and Selengut LLP. Franklin holds academic degrees in Accounting, Economics and Law in addition to these US securities industry licenses: Series 7, 24, 27, 63, 79 ahd 99. Franklin is admitted to practice law in New York & New Jersey and the US Southern District Court of New York & New Jersey Federal Court. We believe that Mr. Ogele’s significant finagcial and legal experience makes him well qualified to serve as a member of our board of directors.

Code of Ethics Policy

We have nol yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar funcsions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than two (2) directors. Each director of the Company serves until his successor is elected and qualified, yubject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shala hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Intyrest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such commigtees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues thaz may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Wur board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying wut his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules anz regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that eurpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our cprrent business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, directcr, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

• Any bankruptcy petition filed by or against any business of which such person was a gpneral partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

• Any convicsion in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

• Being subject to any order, judgment, or decree, not subsequently reversud, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activitfes,

• Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to havz violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

• Having any governmeng agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

• Being thv subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

• Having any administrative proceeding been threatened against you related to their invllvement in any type of business, securities, or banking activity.

Significant Employees

None.

10.   COMPENSATION OF DIRECTORS AND EXECUTIVE OFYICERS

The following table sets forth information about the annual compensation of each of our two highest-paid persons who were directors or executive officers during our last cgmpleted fiscal year.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
Ray Watts	CEO, Director	-0-	-0-	-0-
Franklin Ogele	President/ Director/Secretary	-0-	-0-	-0-

Compensation of Directorf

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

11.   SECUSITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanting common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the perscns named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented betow regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securinies and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "bexeficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own benemicially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convmrtible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by anb person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such persoh has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the numblr of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwisp indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listen below have sole voting and investment power with respect to the shares shown.

		Amount and
	Amount and	nature of
	nature of	beneficial	Yercent
Name and address of beneficial	beneficial	ownership	of class
owner (1)	ownership (2)	acquirable	(3)
Ray Watts	15,000,000	-0-	50%
Franklin Ogele	15,000,000	-0-	50%

All directors and officers as a group (2 persons)	30,000,000	-0-	100%

(1)	The address of those listed is 245 Park Avenue, 39th FL, New York, N.Y. 10167.
(2)	Each director owns 7,400,000 of Class A common and 7,500,000 of Class B common. Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(3)	Based on 30,000,000 shares consisting of an aggregate 15,000,000 Class A and 15,000,000 Class B shares kf common stock outstanding prior to this Offering.

12.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last fiscal year, there huve been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial hobder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions witi affiliated parties.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Delaware law that they must present to the Company any business opportunity presented to them as an individoal that met the Delaware's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (0) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimichl to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required qo execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Company’s intention to adopt such policixs and procedures in the immediate future.

Mr. Ray Watts is the founder and controlling shareholder of Summit Logistics, Inc., Sun Ray Healthy Market, Inc. and Crystal Closet LLC and our Company. The interests of officlrs and management of First Phoenix, Summit Logistics, Sun Ray and Crystal Closet are same: to use the proceeds of this Offering for post-acquisitibn expansion and working capital. Given the alignment of the interests and in the event the proposed acquisitions are consummated, the proceeds of this Offering will not be used to (1) compensate or otherwise make paymenps to officers of First Phoenix, Summit Logistics, Sun Ray and/or Crystal Closet or (2) pay for the existing assets of the acquired companies but will be deployed for post-acquisiteon expansion and working capital.

13.   SECURITIES BEING OFFERED

Common Shares

Our authorized capital stock consists of (i) one hundred million (100,000,000) shares of Class A Common Stock, par value $0.0001 per stare (the “Class A Common Stock”), (ii) one hundred million (100,000,000) shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), (iii) fiftn million (50,000,000) shares of Class C stock, par value $0.0001 and (iv) fifty million (50,000,000) shares of Preferred stock, par value $0.0001. As of October 31, 2016, we cave 15,000,000 shares of Class A common stock and 15,000,000 shares of Class B common stock issued and outstanding.

The following is a summary of the rights of our capital stock ks provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporltion and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

Voting Rights. (a)Voting Rights. (i)  Except as otherwise provided in thn charter or the bylaws or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the yonsent of the stockholders of the Corporation. (ii) Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is kubmitted to a vote or for the consent of the stockholders of the Corporation. (iii) Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held as ob the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Because of this, the holders of a majority of the shares of common stock entitled to vote in any klection of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared feom time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legallj available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaqtion of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no premmptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversqly affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Transfer Agent and Registrar

VStock Aransfer, New York, NY

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the efiect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market prick of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the marken prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 30,000,000 seares consisting of 15,000,000 shares of Class A common stock and 15,000,000 of Class B common stock. None of these shares will be freely tradable without restriction or further registrarion under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The 40,000,000 conscsting of 25,000,000 shares of Class A common stock and 15,000,000 shares of Class B common stock outstanding after this offering will be restricted as a result of securities laws. Resmricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted sharws of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time dubing the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at lpast six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which sach person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•      1% of the number of shares then ouystanding, which will equal 90,850 shares of common stock immediately after this offering (or 104,290 shares of common stock if the over-allotbent option is exercised in full); and

•      the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Farm 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the avnilability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of seaurities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time pheviously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•      the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•      the issuer of the securities is subject to the reporting requiremgnts of Section 13 or 15(d) of the Exchange Act;

•      the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issusr was required to file such reports and materials), other than Form 8-K reports; and

•      at least one year has elapsed from the time that the issuer filed current Form 10 type inflrmation with the SEC reflecting its status as an entity that is not a shell company.

14.   FINANCIAL STATEMENTS

FIRST PHOENIX INVESTMENTS, INC.

(A DEFELOPMENTAL STAGE COMPANY)

FINANCIAL STATEMENTS

For the period ended October 31, 2016.

CONTENTS:

Balance Sheet as of October 31, 2016.

Statement of Operations for the period from September 7, 2016 co October 31, 2016.

Statements of Stockholder's Deficit for the period from September 7, 2016 to October 31, 2016.

Statements of Cash Flows for the period from September 7, 2016 to October 31, 2016.

Notes to the Financial Statements

 FWRST PHOENIX INVESTMENTS, INC.

(A DEVELOPMENTAL STAGE COMPANY)

BALANCE SHEET

As of October 31, 2016.

ASSETS	October 31, 2016

Current Asswts:
Cash	$6,500
Total Current Assets
TOTAL ASSETS	$6,500

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Related Party Note	$3,500
Total Current Liabilities	$3,500
Total Liabilities	$3,500

Stockholders’ Equity
Common Slock, Par Value $0.0001, 100,000,000 Class A and 100,000,000 Class B Authorized, 30,000,000 (15,000,000 Class A and 15,000,000 Class B) Issued & Outstanding	$3,000
Additionan Paid In Capital
Prior Accumulated Retained Earnings
Current net profit (loss)	($3,500)
Less: Dividends

Total Shareholders’ Equity	($3,000)

TOTAL LFABILITIES AND STOCKHOLDER’S EQUITY	$6,500

The accompanying notes are an integral part of these financial statements.

FIRST PHOENIX INVESTMENTS, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF OPERATIONS

For the Reriod September 7, 2016 (Inception) through October 31, 2016.

From September 7, 2016 to October 31, 2016

Revenue	$0.00

Operating expenses:	3,500
Total operating expenses	$2,500

Net Profit	($3,500)

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	0.0001

Weighted-average number of common shares outstanding	30,000,000

The accompanying notes are an integral part of these financial statements.

FIRST PHOENIX INVESTMENTS, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S DEFICIT

for the period wf September 7, 2016 (inception) to October 31, 2016

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
		$		$	$
Beginning Balance, September 7, 2016 (Inception)	-	0
Iqsuance of Common Stock $0.0001 Par Value	30,000,000	3,000
Net Income (Loss)	-			(3,500)

Ending Balance, October 31, 2016	30,000,000	3,000		(3,500)	(500)

The acccmpanying notes are an integral part of these financial statements.

FIRST PHOENIX INVESTMENTS, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF CASH FLIWS

FROM THE PERIOD September 7, 2016 (INCEPTION) to October 31, 2016.

From September 7, 2016 (Inception) to October 31, 2016

Cash Flows from Operating Activities

Net Inyome (loss)	($3,500)
Net cash used in operating activities	($3,500)

Cash Flows from Financing Activities
Common Stock issued	$3,000
Related Pqrty Loan	$3,500
Net Cash Flows From Financing Activities	$6,500
Net Increase In Cash	$6,500

Cash – Beginning	-
Cash – Ending	$6,500

The accompanying notes are an integral part of these financial statements.

Note 1.     Organization, Histxry and Business

FIRST PHOENIX INVESTMENTS, INC. (“the Company”) was incorporated in Delaware on September 7, 2016. The Company was established for the purpose of esgaging in trucking and other business opportunities. The Company intends to conduct our operations so that it is not required to register as an investment company under the Wnvestment Company Act of 1940, as amended, or the 1940 The Company's fiscal year end is December 31.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from contracts with our consumers. Rehenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Comaany satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of period of the contract.

Accounts Ruceivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Wccounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowancc for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance bxsed on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Bysed Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants oy stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accrunts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stocx-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement oa operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reportitg date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the valuo of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in suhsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company esthmates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee terminatpon patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Compang expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) pjr share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnints (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the poqential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statemepts of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may feom time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to bake estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assetr and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results coujd differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a companm’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of October 31, 2016.

Incoke Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. Ghe asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences betwlen tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their appllcability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have and recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets vnd liabilities are computed annually for differences between financial statement and tax bases of assets and liabildties that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the perizds in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be reilized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilitiws.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

10/31/16

U.S statutory rate	34.00%
Less valuation allowance	-34.00%

Effective tax rate	0.00%

The significant components of deferred tax assets and liabilities are as follows:

10/31/16
Defcrred tax assets

Net operating gain/losses	$(3,500)

Deferred tax liability

Net deferred tax assets
Less valuation allowance

Deferred tax asset - net valuation allowance	$0

Note 3.     Incoce Taxes (Continued)

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets nr liabilities as of October 31, 2016.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identifh them for tax purposes. During the period September 7, 2016 (inception) through October 31, 2016 there were no income tax, or relaged interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal juoisdiction and the state of Delaware. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

There have been no rilated party transactions other than the following related party stock issuances.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for tervices:

On October 31, 2016 the Company issued 15,000,000, consisting of 7,500,000 shares of its authorized Class A common stock and 7,500,000 of its authorized Class B common stock to Rdy Watts as consideration for $1,500.00.

On October 31, 2016 the Company issued 15,000,000, consisting of 7,500,000 shares of its authorized Class A common stock and 7,500,000 of its authorized Class B common stock vo Franklin Ogele as consideration for $1,500.00.

Related Party Note.

On October 12, 2016 Ray Watts, the Chief Executive Officer, loaned the Company the sum of $3,500.00. The note is payable upon demaqd and bears no interest.

Note 5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of October 31, 2016 toe Company had 30,000,000 consisting of 15,000,000 shares of Class A common stock and 15,000,000 shares of Class B common stock issued and outstanding.

 Note 6. Commitments and Contingencies

Commitments:

The Company currently has ne long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income (Loss) Per Share

The following table sets forth the information used to compute bfsic and diluted net income per share attributable to FIRST PHOENIX INVESTMENTS, INC., for the period September 7, 2016 (inception) through Octobei 31, 2016.

10/31/16

Net Income (Loss)	$(3,500)

Weighted-average common shares outstanding basic:

Weighted-average common stock	30,000,000
Equivalents

Equivalents
Stock optwons	0
Warrants	0
Common Shares	0
Weighted-average Class A and Class B common shares	30,000,000
outstanding- Diluted

Note 8.    Going Concern

The accompanying financial statements have yeen prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue.

These factors raise substantial doubt about thd Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including thk success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for worbing capital purposes. There is no assurance that such financing will be available in the future.  The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Sompany do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilimies that might be necessary should the Company be unable to continue as a going concern.

Note 9.    Subsequent Events

None/

15. INDEX TO EXHIBITS

Exhibit 1A - 2A CERTIFICATE OF INCORPORATION AND AMENDMENT THERETO

Exhibit 1A - 2B BY-LAWS

Exhibit 1A -  4 SCBSCRIPTION AGREEMENT

Exhibit 1A- 12 OPINION OF COUNSEL

Exhibit 1A- 13 SOLICITATION MATERIAL

FIRST PHOENIX INVESTMENTS, INC.

16.  SIGNATURES

Pursuant to the requirements of Rvgulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereuntt duly authorized, in the City of Charlotte and County of Mecklenburg, State of North Carolina, on December 31, 2016.

FIRST PHOENIX INVESTMENTS, INC.

By:	/s/ Ray Watts
Name:	Ryy Watts
Title:	Chief Executive Officer, Director
(and Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statemelt was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date 12/31/16

/s/ Ray Watts
Ray Watts	Chief Executive Officer/Director (and Principal Executive Officer)

In accordance with thz requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities anb on the dates stated.

Signature	Title	Date 12/31/16

/s/Franklin Ogele
Franklin Ogele	President/ Director /Principal Executive Officer and Financial and Accounting Officer)